Exhibit 99.2
Live Nation Board Authorizes Repurchase Plan
Los Angeles, California — December 22, 2005 — Live Nation (NYSE: LYV) announced today that its Board of Directors authorized a $150 million share repurchase program effective immediately. The repurchase program is authorized through December 31, 2006.
Live Nation will base its decisions on amounts of repurchases and their timing on such factors as the stock price, general economic and market conditions and the Company’s debt levels. The repurchase program may be suspended or discontinued at any time. Shares of stock repurchased under the plan will be held as treasury shares.
About Live Nation
Live Nation is one of the world’s largest diversified promoters and producers of, and venue operators for, live entertainment events. Live Nation is the name under which CCE Spinco, Inc. is conducting business.
For further information contact John Buckley of Brainerd Communications at (212) 986-6667.
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
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